Securities and Exchange Commission
                            Washington, D.C.  20549
                                   ________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         PhoneTel Technologies, Inc.
            (Exact name of registrant as specified in its charter)

           Ohio                            34-1462198
     (State of incorporation       (I.R.S. Employee Identification
        or organization)                        No.)


     1127 Euclid Avenue, Suite 650, Cleveland, Ohio       44115-1601
     (Address of principal executive offices)            (Zip Code)

     Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class           Name of each exchange on which
          to be so registered           each class is to be registered

          Common Stock, par value       American Stock Exchange, Inc.
          $.01 per share

     Securities to be registered pursuant to Section 12(g) of the Act:

     None



     INFORMATION REQUIRED IN REGISTRATION STATEMENT

     Item 1.  Description of Registrant's Securities to be Registered

          A description of the Registrant's Common Stock, par value $.01 per share, to be registered hereby is contained in the "Description of the Capital Stock" section set forth in the preliminary prospectus dated October 31, 1996 filed as part of the Registrant's Registration Statement No. 333-15211 under the Securities Act of 1933, and such description is incorporated herein by this reference.


     SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this regis-tration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   PHONETEL TECHNOLOGIES, INC.

     Dated:  November 13, 1996     By /s/ Tammy L. Martin
                                      Chief Administrative Officer,
                                        General Counsel and Secretary